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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement of Eastern Environmental Services, Inc.:

     (i)   on Form S-8 (Registration No.33-25155, filed on October 24, 1988),
     (ii) on Form S-8 (Post-Effective Amendment No.2 to Registration No. 33-21251, filed on May 4, 1990),
     (iii) on Form S-8 (Registration No.33-37374, filed on October 18, 1990),
     (iv)  on Form S-8 (Registration No.33-45250, filed on January 27, 1992),
     (v)   on Form S-3 (Registration No.333-00283, filed on February 14, 1996),
     (vi) on Form S-8 (Post-Effective Amendment No.1 to Registration Statement No.333-28627, filed on June 20, 1997), and
     (vii) on Form S-3 (Post-Effective Amendment No.2 to Registration Statement No.333-32361 filed October 10, 1997)

of our report dated December 12, 1997, with respect to the consolidated financial statements of Pine Grove, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated October 17, 1997 (as amended December 1, 1997 and February 17, 1998 on Form 8-K/A), filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 17, 1998